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                                                                      EXHIBIT 32

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of UAG Mentor Acquisition, LLC (the "Company") on Form 10-K for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Roger S. Penske Jr. and Thomas E. Schmitt, Principal Executive Officer and Principal Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley
Act of 2002, that:

    1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Roger S. Penske, Jr.
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Roger S. Penske, Jr.
Chairman of the Board,
(Principal Executive Officer)
March 30, 2004

/s/ Thomas E. Schmitt
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Thomas E. Schmitt
Secretary & Treasurer
(Principal Financial Officer)
March 30, 2004

A signed original of this written statement required by Section 906 has been provided to United Auto Group, Inc. and will be retained by United Auto Group Inc. and furnished to the Securities and Exchange Commission or its staff upon request.